UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSURANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

               CYPROS PHARMACEUTICAL CORPORATION
    (Exact name of registrant as specified in its charter)
California                         33-0476164
(State of incorporation or         (I.R.S. Employer
organization)                      Identification No.)

2714 Loker Avenue West
Carlsbad, California               92008
(Address of principal executive    (Zipe Code)
offices)

Securities to be registered
pursuant to Section
12(b) of the Act:

                                    Names of each exchange on
       Title of each class          which each class is to be
       to be so registered                  registered

Common Stock, no par value         American Stock Exchange,Inc.

If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box  [   ]

If this Form related to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
please check the following box  [   ]

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Securities" on page 40 of the Prospectus included in the Registrant's Form S-1 Registration Statement (No. 33-51682) and is incorporated herein by reference.

Item 2.  Exhibits

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant): CYPROS PHARMACEUTICAL CORPORATION

Date:  January 14, 1998

By:  /s/David W Nassif
-------------------------
David W. Nassif
Senior Vice President and Chief Financial Officer